Exhibit 33.1

Commercial Mortgage Servicing	P.O. Box 31388, Oakland, CA 94604 1901 Harrison St., 2nd Floor Oakland, CA 94612 Tel: 800 986 9711

Management’s Assessment

Management of Wells Fargo Commercial Mortgage Servicing, a division of Wells Fargo Bank, National Association, (the “Company”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of commercial loans (the “Platform”), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(B-D), 1122(d)(3)(ii-iv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2013. Appendix A identifies the commercial mortgage pools and other structures involving the commercial loans constituting the Platform. Appendix B identifies the applicable servicing criteria with respect to the Platform.

With respect to servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii), the Company performs applicable activities covered by these criteria, with respect to the Platform, except the Company has engaged various vendors to perform certain tax payment activities. Such vendors have provided separate Regulation AB Item 1122 management assessments and attestations for such activities.

With respect to applicable servicing criterion 1122(d)(4)(iii), there were no activities performed during the year ended December 31, 2013 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

With respect to servicing criteria 1122(d)(1)(i), 1122(d)(3)(i)(A), 1122(d)(4)(i), and 1122(d)(4)(vi), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). The Company has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Company’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2013. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. Based on such assessment, management believes that, as of and for the year ended December 31, 2013, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform. KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2013.

March 7, 2014

/s/ Daniel E. Bober
Daniel E. Bober
Executive Vice President,
Commercial Mortgage Servicing
Wells Fargo Bank, National Association

APPENDIX A

COMMERCIAL MORTGAGE POOLS AND OTHER STRUCTURES

2001-CML13-1	1345FB2005	1997-WF1
1998-WF1	1999-LIFE1	BANC OF AMERICA COMM MTG 2006-1
BANC OF AMERICA COMM MTG 2005-6	BANC OF AMERICA COMM MTG 2006-2	BANC OF AMERICA COMM MTG 2006-5
BACM2007-1	BANC OF AMERICA COMM MTG 2007-3	BA-FUNS 2001-3
BEAR 1999-C1	BSO1TOP2	BSCOOWFI
BSCOOWF2	BSCO1TP4	BSCO2TP6
BSCO3PWR2	BSCO4PWR3	BSCO4PWR4
BSCO4PWR5	BSCO4PWR6	BS CO5PWR10
BSCO5PWR7	BSCO5PWR8	BSCO5PWR9
BSCO6PWR1I	BSCO6PWR 2	BSCO6PWR13
BSCO6PWR14	BSCO7PWR15	BSCO7PWR16
BSCO7PWR17	BSCO7PWRI8	BSC99WF2
BSCM02TOP8	BSCM03TOP10	BSCM03TOP12
BSCM04TOP14	BSCM04TOP16	BSCM05TOP18
B SCM06TOP22	B SCMO6TOP24	BSCM07TOP26
BSCM07TOP28	BSCMS05TOP20	CITIGROUP CMT 2004 C1
CITIGROUP 2005 C3	CITIGROUP 2006 C5	CITIGROUP 2007-C6
COUNTRYWIDE 2007-MFI	CITIGROUP 2012-GC8	CD 2006-CD2
CD 2006-CD3	CD 2007-CD4	CD 2007-CD5
CGCMT 2013-GC15	CGCMT 2013-GC17	CITIGROUP 2013-GCJ11
CHASE 1999-2	CHASE 2000-2	CHASE 2000-3
CHASE-FUNB 1999-1	CMAT 1999 C1	COBALT 2006-C1
COBALT 2007-C2	COBALT 2007- C3	COMMO7FL14 (NONPOOLED)
COMM 2009-K3	COMM 2009-K4 PRIMARY	COMM 2010-C1
COMM 2012-CCRE1	COMM 2012-CCRE2	COMM 2012-CCRE3
COMM 2012-CCRE4	COMM 2012-LC4	COMM 2013-CCRE10
COMM 2013-CCRE12	COMM 2013-CCRE13	COMM 2013-CCRE6
COMM 2013-FL3	CSFB 2006-C2	CSCMT 2007-C2
CSCMT 2007-C2	CSCMT 2007-C3	CSCMT 2007-C3
CSCMC 2007-C4	CS FIRST BOSTON 1997 C2	CSF99CO1
CSFB94CFB1	CS FIRST BOSTON 1997 C1	CS FIRST BOSTON 1998 C2
DBUBS 2011-LC1	DBUBS 2011-LC2	DBUBS 2011- LC3
DDR 12009-DDR1	DLJ 1998-CG1	DLJ 1999-CG1
DLJ 1999-CG2	DLJ 1999-CG3	FREMF 2010-K6 PRIMARY ONLY
FREMF 2010-K7	FREMF 2010-K8	FREMF 2010-K9
FREDDIE MAC 2010 K-SCT	FREMF 2011-K10—PRIMARY ONLY	FREMF 2011-K11
FREMF 2011 K12 PRIMARY ONLY	FREMF 2011-K13	FREMF 2011-K14 PRIMARY ONLY
FREMF 2011-K15	FREMF 2011-K16—PRIMARY ONLY	FREMF 2011-K701
FREMF 2011-K702	FREMF 2011-K703	FREMF 2011-K704
FREMF 2011-KAIV PRIMARY ONLY	FREMF 2012-K17 PRIMARY AND SPECIAL	FREMF 2012-K18—PRIMARY ONLY
FREMF 2012—K19 PRIMARY ONLY	FREMF 2012-K20	FREMF 2012-K21—PRIMARY ONLY

FREMF 2012-K22 (PRIMARY ONLY)	FREMF 2012-1(23	FREMF 2012-K501—PRIMARY ONLY
FREMF 2012-1(705—PRIMARY ONLY	FREMF 2012-K706	FREMF 2012-K707
FREMF 2012-K708	FREMF 2012-K709—PRIMARY ONLY	FREMF 2012-K710 PRIMARY ONLY
FREMF 2012-1(711	FREMF 2012-KP01 PRIMARY ONLY	FREMF 2013-1(24 (PRIMARY ONLY)
FREMF 2013-K26	FREMF 2013-1(26	FREMF 2013-1(27
FREMF 2013 K28 (PRIMARY)	FREMF 2013 1(29 (MASTER)	FREMF 2013 K29 (MASTER)
FREMF 2013 K30 MASTER	FREMF 2013-1(31	FREMF 2013 K32 PRIMARY ONLY
FREMF 2013-K33	FREMF 2013-1(33	FREMF 2013-1(34
FREMF 2013-K34	FREMF 2013-K35 (PRIMARY)	FREMF 2013-K502—PRIMARY ONLY
FREMF 2013-K7I2 PRIMARY ONLY	FREMF 2013 1(713	FREMF 2013 KF02 PRIMARY ONLY
FREMF 2013 KF02 PRIMARY ONLY	FREMF 2013-KS01 PRIMARY	FREMF 2013-K25
FUNB-BA 2001 C1	FULB 1997 C2	FUNB 1999 C4
FUNB 2000 C1	FUNB 2000 C2	FUNB 2001 C2
FUNB 2001 C3	FUNB 2001 C4	FUNB 2002 C1
FUNB 99C1	FUNB/CHASE 1999 C2	GREENWICH CCFC 2002 C1
GREENWICH CCFC 2003-C1	GREENWICH CCFC 2003-C2	GREENWICH CCFC 2004-GG1
GREENWICH CCFC 2005-GG5	GREENWICH CCFC 2007-GG11	GREENWICH CCFC 2007-GG9
GE 2002 C2	GECC 2000-1	GECC 2001-1
GECC 2001-3	GECC 2002-1	GECC 2002-3
GECC 2003-C2	GECMC 2004 C2	GE 2006 C1
GECMC 2007-C1	GECMC 2007-C1	GOLDMAN 2007-GG10
GSMS 2010-C2	GSMS 2011-GC3	GSMS 2011-GC5
GSMS 2012-GCJ7	GSMS 2012-GCJ9	GSMS 2013-GC10
GSMS 2013-GC13	GSMS 2013-GC112	GSMS 2013-G014
GSMS 2013-GCJ16	GSMSCO4GG2	GOLDMAN 2006-GG6
GOLDMAN 2006-GG8	GOLDMAN 2006-GG8	GSMSC 2010-C1
GOLDMAN 2010-1(5—PRIMARY ONLY	HMAC 1999 PH1	IRVINE CORE OFFICE TRUST 2013-IRV
JPM05LDP3	JPM06CIBC15	JPM06CIBC17
JPM07CIBC19	JPM08C2	JPM2006LDP8
JPM2007LDP 12	JPM6LDP9	JPMBB 2013-C15
JPMBB 2013-C17	JPMC 2001 CIBC3	JPMC 2002 C1
JPMC 2002 C2	JPMC 2002 CIBC5	JPMC 2003-C1
JPMC 2003 CIBC6	JPMCO3LN1	JPMC 2003 MIA
JPMC04-C1BC9	JPMC 2005 LDPI	JPMC 2005 LDP1
JPMC 2005-LDP2	JPMC 2006-LDP7	JPMC 2006-LDP9
JPMCC 2007-LDP I 0	JPMCC 2007-LDP11	JPMCC 2012-C6
JPMC 2012-CIBX	JPMCC 2013-C16	LB 1998 C4
LB 1999 C1	LE 1999 C2	LB-UBS 2003-C1
LB-UBS 2003-C3	LB-UBS 2003 C5	LB-UBS 2003 C7
LB UBS 2003 C8	LB UBS 2004 C1	LB UBS 2004 C4
LB UBS 2004 C6	LB UBS 2004 07	LB UBS 2004 C8
LB UBS 2005 C1	LBUBSO5C2	LBUBSO5C3
LB-UBS 2005 C5	LB-UBS 2005 C7	LB-UBS 2006 C1
LB-UBS 2006 C3	LB UBS 2006-C4	LB UBS 2006-C6

LB UBS 2006-C6	LB UBS 2006-C7	LB-UBS 2007-C2
LB-UBS 2007-C6	LB-UBS 2007-C7	LB UBS 2008-C1
LB UBS 2000 03	LB UBS 2000 C5	LB UBS 2001 02
LB UBS 2001 C3	LB UBS 2002 C1	LB UBS 2002 C2
LB UBS 2002 C4	LB UBS 2002 C7	MAIDEN 2008-1
MEZZ CAP 2004-C1	MEZZ CAP 2004-02	MEZZ CAP 2005-C3
MEZZ CAP 2006-C4	MEZZ CAP 2007-05	MDCOITP5
MDCO2TP7	ML 1997-C2	ML 1998-C3
MERRILL LYNCH 1998 C2	ML-CFC 2006-1	ML-CFC 2006-2
MLCFCO6-4	MLCFC07-5	ML-CFC 2007-6
MLCFC07-6	ML-CFC 2007-7	MLCFCO7-8
MLCFC07-9	MLFT 2006-1	MERRILL LYNCH 1996 C2
MLMT 2002 MWI	MLMT 2005-C1(11	MLMTO6CI
MLMT 2006-C2	MLMTO7C1	MERRILL LYNCH 2008-C1
MS01TOP1	MS03TOP11	MS04TOP13
MSO4TOP15	MS05TOP17	MS05TOPI9
MS06TOP21	MS06TOP23	MS07TOP25
MS07TOP27	MS07TOP27 AW34 (NONPOOLED)	MS08TOP29
MS2000LLFE1	MS2000PRIN	MORGAN STANLEY BAML 2012-C6
MSBAM 2013-C I	MSBAM 2013-C12	MSBAM 2013-C13
MSBAM 2013-C8	MSCO4HQ4	MORGAN STANLEY 2005-HQ5
MSCO5HQ6	MSCO5HQ7	MSCO5HQ7
MSCO6HQ10	MSCO6IQ11	MSCO7HQ12
MSCO7IQ13	MSCO7IQ14	MSCO7IQ16
MORGAN STANLEY 2011-C3	MSC98WF2	MSC99WF1
MSCI031Q6	MSCIO4HQ3	MSCIO4IQ7
MSCI041Q8	MSCIO5IQ9	MSCIO6HQ8
MSCIO6HQ9	MSCIO6TOP21 (NONPOOLED)	MORGAN STANLEY 2007-HQ13
MSCI20071Q16	MSDOOLIFE2	MSDO1TP3
MSDWO3HQ2	MSDWO3TOP9	NORTHSTAR 2013-1 (CLO)
PCMTO3PWR1	RBS 2010-MB1	RITE AID 1999-1
RESOURCE 2013-CRE1	T AA 2007-C4	UBS 2012-C1
UBS-BARCLAYS 2012-C2	UBS-BARCLAYS 2012-C4	UBS-CITIGROUP 2011-C
WACHOVIA 2002 C1	WACHOVIA 2002 C2	WACHOVIA 2003 C3
WACHOVIA 2003-C4	WACHOVIA 2003-05	WACHOVIA 2003-C6
WACHOVIA 2003-C7	WACHOVIA 2003-CS	WACHOVIA 2003-C9
WACHOVIA 2004 010	WACHOVIA 2004 C11	WACHOVIA 2004-C12
WACHOVIA 2004 CI4	WACHOVIA 2004 015	WACHOVIA 2005-C16
WACHOVIA 2005 C1	WACHOVIA 2005-C18	WACHOVIA 2005-C19
WACHOVIA 2005-C20	WACHOVIA 2005-C21	WACHOVIA 2005-C22
WACHOVIA 2006-C23	WACHOVIA 2006-024	WACHOVIA 2006-C25
WACHOVIA 2006-C25	WACHOVIA 2006-C26	WACHOVIA 2006-C27
WACHOVIA 2006-C27	WACHOVIA 2006-C28	WACHOVIA 2006-C29
WACHOVIA 2007-C30	WACHOVIA 2007-031	WACHOVIA 2007-C32
WACHOVIA 2007-032	WACHOVIA 2007-C33	WACHOVIA 2007-C34
WFCM10C1	WFCM 2012-LC5	WFCM 2013-LC12
WFRBS I1C2	WFRBS 2011-C3	WFRBS 2011-C3
WFRBS11C4	WFRBS 2011-05	WFRBS 2012-C10
WFRBS 2012-C6	WFRBS 2012-07	WFRBS 2012-C8
WFRBS 2012-C9	WFRBS 2013 C 1	WFRBS 2013-C12
WFRBS 2013-C13	WFRBS 2013-C14	WFRBS 2013-C15
WFRBS 2013-C16	WFRBS 2013-C17	WFRBS 2013-C18

WFRBS 2013-UBS1	FANNIE MAE WS	CAPLEASE CDO 2005-1
CONCORD REAL ESTATE CDO 2006-1	CAPITAL SOURCE RELT 2006-A	MARATHON REAL ESTATE CDO 2006-1
NEWCASTLE CDO VIII	NEWCASTLE CDO IX	NORTHSTAR CDO IV LTD
NORTHSTAR CDO VI	NORTHSTAR CDO IX PRIMARY (MEMORIAL MALL)	NORTHSTAR COO IX PRIMARY (MEMORIAL MALL)
NORTHSTAR CDO VIII	RESOURCE REAL ESTATE FUNDING CDO 2006-1	RESOURCE REF CDO 2007-1
WACHOVIA CRE CDO 2006-1	RBS CITIZENS	WORLD SAVINGS INTERNAL
CREST 2003-2	MORGAN GUARANTY TRUST CO. OF NY	NATIONWIDE LIFE INSURANCE COMPANY
ACM TRAFFORD V LLC WAREHOUSE	ARCHETYPE & BARCLAYS REPO	DEXIA REAL ESTATE PORTFOLIO
ALABAMASAVES WAREHOUSE	BANCORP BANK WAREHOUSE	BARCLAYS WAREHOUSE
BASIS RE CAPITAL II (REPO)	BB&T WAREHOUSE	BICOASTAL (A BLACKSTONE CREDIT FACILITY)
BISHOPSGATE PARTICIPANTS (GBP) 003	BLACKSTONE (BRE/MWT)	BANK OF AMERICA WAREHOUSE
BREDS LOAN CAPITAL IV REPO WAREHOUSE	BREDS EHY REPO WAREHOUSE	BREDS LOAN CAPITAL II REPO WAREHOUSE
BREDS LOAN CAPITAL REPO WAREHOUSE	BREDS SOCGEN WAREHOUSE	RIVER MARKET BROE WAREHOUSE
BMC MORTGAGES VI	BUCHANAN MORTGAGE CAPITAL	BUCKINGHAM
CANTOR CRE LENDING LP	CAPITAL LEASE WAREHOUSE- 398 & 526	CF BRANCH WAREHOUSE
CITIGROUP GLOBAL MARKETS REALTY CORP	FIVE MILE WAREHOUSE	MC FIVE MILE SPE B LLC (COLUMN REPO)
WACHOVIA RED—TAX CREDIT	WACHOVIA RED—TAX CREDIT	GERMAN AMERICAN CAPITAL CORPORATION WARE
GREENWICH CAPITAL FINANCIAL PRODUCTS INC	H2 WAREHOUSE 2013	JLC WAREHOUSE IV LLC (DEUTSCHE REPO)
JP MORGAN CHASE	KEARNY CREDIT FACILITY WAREHOUSE	LADDER DEUTSCHE REPO
LADDER JPM REPO	LADDER MET LIFE REPO	LADDER CAPITAL LLC REPO
LEHMAN BROTHERS WAREHOUSE	LEHMAN BROTHERS WAREHOUSE	LIBREMAX WAREHOUSE
LOANCORE (JEFFERIES) WAREHOUSE	LONESTAR (RELIUS) WAREHOUSE 2013	MACQUARIE WAREHOUSE
MODERN BANK, N.A.	MORGAN STANLEY	MORGAN STANLEY
NORTHSTAR-DB REPO WAREHOUSE (NRFC)	NORTHSTAR-DORAL WAREHOUSE (NRFC)	NRFC REPO WAREHOUSE
NORTHSTAR-DB REPO WAREHOUSE (NSINCOME)	NORTHSTAR-DORAL WAREHOUSE (NSREIT)	NORTHSTAR WAREHOUSE
NXT CAPITAL FUNDING II, LLC	OWS I ACQUISITIONS, LLC WH	OWS I ACQUISITIONS, LLC WH
ONE WILLIAM STREET CAP MASTER FUND WH	OWS COF I MASTER WH	OWS CREDIT OPPORTUNITY I WH
PRIME FINANCE PARTNERS III, LP	PFP III SUB I, LLC	PRIME AND METLIFE REPO
PFP II SUB I, LLC	PIMCO (TOCU 1 LLC)	PIMCO (GCCU I LLC)
PRIME FINANCE PARTNERS II, L.P.	PRIME REPO WITH METLIFE	PRIME REPO WITH U.S. BANK
RAITH WAREHOUSE	RBS WAREHOUSE	RESOURCE CAPITAL REPO WAREHOUSE

REXFORD INDUSTRIAL FUND V LP WAREHOUSE	RIALTO REPO WITH WF	RIALTO WAREHOUSE 2013
RLI III—FINANCE HOLDINGS, LLC	ROCKWOOD (375 PARK) WAREHOUSE	SAF FUNDING, LLC
SAS WAREHOUSE 2013 (H2)	SL GREEN REALTY CORP/GRAMERCY	SL GREEN—JPM REPO
SL GREEN WAREHOUSE	SQUARE MILE/RAM ACQ, LLC	STARWOOD AND CITI REP
STARWOOD CITI REPO SUB 6	STARWOOD MORTGAGE CAPITAL WAREHOUSE	STARWOOD PROPERTY MORTGAGE LLC WAREHOUSE
STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.	WACHOVIA RED—STRUCTURED FINANCE	TALOS WAREHOUSE
TEACHERS INSURANCE & ANNUITY ASSOCIATION	TRT LENDING SUBSIDIARY LLC	TRT LENDING REPO WAREHOUSE
TUEBOR WAREHOUSE (LADDER)	UBS WAREHOUSE	VALSTONE WAREHOUSE
VORNADO REALTY L.P. WAREHOUSE	WASHINGTON SUB, LLC	WBI WAREHOUSE (EUR) 007
WBI WAREHOUSE (GBP) 008	WBNA WAREHOUSE (EUR) 004	WBNA WAREHOUSE (GBP) 014
WFIL WAREHOUSE (EUR) 005	YELLOW BRICK REAL ESTATE CAPITAL I, LLC	STRATEGIC LAND JOINT VENTURE 2
ACRE 2013-FLT	BAMLL 2013-DSNY	BSB06001
CITIGROUP 2006-FL2	COMM 2006 FL12	COMMO7FL14
COMM 2011-FL1	COMM 2012-FL2	COMM 2013-THL
CSFB 2006 TFL2 (TITAN)	FREMF 2012-KF01 PRIMARY ONLY	GREENWICH CCFC 2004-FL2
GREENWICH CCFC 2006-FL4	GRAND PACIFIC BUSINESS LOAN TRUST 2005-1	JPMC 2006 FL2
IPMCC 2007-FL1	LEHMAN 2006 LLF-C5	NS 2012-1
UCB07-1	WACHOVIA 2005-WHALE 6	WACHOVIA 2006-WHALE 7
WACHOVIA 2007-WHALE 8	CREXUS WAREHOUSE	MARATHON STRUCTURED FINANCE FUND LP
RESOURCE CAPITAL CORP. WAREHOUSE	ALL STATE_PPG (PARTICIPATION)	BANK OF EAST ASIA_724 FIFTH AVE (PARTICI
BANK OF TAIWAN 724 FIFTH AVE (PARTICIPAT	CIBC (WESTSHORE MALL PARTICIPATION)	IMMG (4 UNION SOUTH PARTICIPATION)
MORGAN STANLEY 2007 IQ14	PB CAPITAL (OLYMPIC TOWER PARTICIPATION)	PB REALTY_THREEFIRST (PARTICIPATION)
PEOPLE’S UNITED BANK_COLE MT AND PPG (PA	PNC BANK, N.A. SOUTHEAST RT	RAYMOND JAMES BANK (WESTSHORE MALL PARTI
SOVEREIGN BANK (4 UNION SOUTH PARTICIPA	TD BANK (OLYMPIC TOWER PARTICIPATION)	UNITED OVERSEAS BANK_724 FIFTH AVE (PART
1166 AVENUE OF AMERICAS 2005-C6	1166 AVENUE OF THE AMERICAS 2002-C5	ONE LINCOLN 2004-C3
7 WORLD TRADE CENTER 2012- WTC	AMERICOLD 2010-ART	BAMLL 2013-WBRK
BB 2013-TYSN	BB-UBS 2012-SHOW	BB-UBS 2012-TFT
TIMES SQUARE HOTEL TRUST	B WAY 2013-1515	CITIGROUP 2013-375P
CITY CENTER 2011-CCHP	CGBAM 2013-BREH	CITIGROUP 2013-SMP
CGRBS 2013-VNO5TH	COMM 2012-9W57	COMM 2012-MVP
COMM 2013-SFS	COMM 2013-WWP	ENERGY PLAZA LEASE TRUST 2002
FOUR TIMES SQUARE 2006—4TS	DOLLAR GENERAL	GSMS 2012-ALOHA
GSMS 2012-BWTR	GSMS 2012-SHOP	GSMS 2012-TMSQ

GSMS 2013-KING	GSMS 2013-KYO	GOLDMAN SACHS 2005-ROCK
JPMC 2011-PLSD	JPMC 2013-ALC	LCC1VL2013GCP
NORTEL NETWORKS TRUST 2001-1	OBP DEPOSITOR, LLC TRUST 2010-OBP	QCMT13QC
RBSCF 2013-GSP	RBSCF 2013-SMV	SCG 2013-SRP1
VDNO 2013-PENN	VORNADO DP LLC 2010-VNO	VNO 2012-6AVE
WFCM 2013-120B	WFCM 2013-BTC	ACCOR MEZZ WAREHOUSE
NRFC WAREHOUSE (SOHO HOUSE)	1345FB2005 (COMPANION)	BSCM07TOP28 (COMPANION) I BALDEAGLE
BSCM07TOP28 (COMPANION) 2 STARWOOD	BSCMS05TOP20 (COMPANION) LANDESBANK	BSCMS05TOP20 (COMPANION) 1 NYLIFE
BSCMS05TOP20 (COMPANION) 2 HARTFORDLIFE	BSCMS05TOP20 (COMPANION) 3 METLIFE	CBA-MEZZANINE CAPITAL FINANCE
COMM 2006-FLI2 COMPANION	COMMO7FL14 (COMPANION) 1 DEUTSCHEBANK	COMMO7FLI4 (COMPANION) 2_SOCIETE GENERAL
CONCORD REAL ESTATE CDO 2006-1 (CERRITOS	CRESS 2008-1 CDO PLAZAELSEGUNDO	FUNB 2001 C2 B NOTES
FUNB 2001 C3 B NOTES	GREENWICH CCFC 05 GG5 (COMPANION)	GREENWICH CCFC 2003 C2 (COMPANION)
GOLDMAN 2006-GG6 COMPANIONS	GOLDMAN 2006-GG8 COMPANIONS	GSMSCO4GG2 (COMPANION) 1 VARIABLELIFE
JPMC 2006-LDP7 COMPANION	JPMC04-CIBC9 (COMPANION)	JPMC 2005-LDP2 COMPANIONS
LEHMAN 2005-LLF C4 (COMPANIONS)	LEHMAN 2006 LLF-05C	LBUBS 2005-C2 (COMPANION)_LEHMAN
LBUBS05C3 (COMPANION) 1 SORINRE	LBUBSO5C3 (COMPANION) 2 HARTFORDAI	LBUBSO5C3 (COMPANION) 3 PRIMA
LBUBS05C3 (COMPANION) 4_QUADRANTFUND	LBUBSO5C3 (SENIOR MEZZ) 1 METLIFE	LBUBSO5C3 (SENIOR MEZZ) 2 ING
LBUBS05C3 (SENIOR MEZZ) 3 LRP	LBUBS05C3 (SENIOR MEZZ) 4 AIBDEBT	LBUBS05C3 (SENIOR MEZZ) 5 BAYERISCHE
LB-UBS 2005-C7 COMPANION	LB-UBS 2006 C1 COMPANION	LB UBS 2006-C4 COMPANION
MLCFC07-5 (COMPANION)_LEXINGTON	MLCFC07-6 (COMPANION)_ASTAR	MLCFC07-9 (COMPANION) NBSRE
MLFT 2006-1 (COMPANION) CAPTRUST	MLFT 2006-1 (COMPANION) CAPTRUST	MS06TOP23 (COMPANION) LANDESBANK
MSC04HQ4 (COMPANION) 1 METLIFE	MSCO5HQ6 (COMPANION) PRUDENTIAL	MSC07HQ12 (COMPANION) 1 CIT
MSC07HQ12 (COMPANION) 2 DEUTSCHEAG	MSC07HQ12 (COMPANION) 3_LEM	MSCI04IQ7 (COMPANION)
MSCI06HQ8 (COMPANION)_LENDESBANK	VERTICAL CRE CDO 2006- 1 ROYAL HOLIDAY	WACHOVIA 2004-C11 (COMPANION)
WACHOVIA 2005-C21 (COMPANION)	WACHOVIA 2006-C24 (COMPANION)	WACHOVIA 2006-C25 (COMPANION)
WACHOVIA 2006-C27—COMPANION	WACHOVIA 2006 WHALE 7 NON TRUST	WFCMIOC1 (PARTICIPATION) BASIS
WFRBS11C2 (PARTICIPATION) WEST RIVER	WFRBS11C4 (COMPANION) LIBERTYLIFE	7 WORLD TRADE CENTER 2012-WTC COMPANION
BRE SELECT HOTELS MEZZ WAREHOUSE	CITIGROUP 2006-FL2 COMPANION	CITIGROUP 2007-C6 (COMPANION)
CITIGROUP 2013-375P COMPANION	CITY CENTER 2011-CCHP COMPANION	CD 2007-CD4 COMPANION
COBALT 2007- C3 COMPANION	COMM 2010-C1 COMPANION	COMM 2013-CCRE10 COMPANION

COMM 2013-CCRE6 COMPANION	COMM 2013-FL3 COMPANION	DBUBS 2011-LC1 COMPANION
FOUR TIMES SQUARE 2006—4TS COMPANION	GREENWICH CCFC 2007-GGI I COMPANION	GREENWICH CCFC 2006-FL4 COMPANION
GREENWICH CCFC 2007-GG9 COMPANION	GOLDMAN 2007-GGI0 COMPANION	GSMS 2010-C2 COMPANION
GSMS 2011-GC3 COMPANION	GSMS 2011-GC5 COMPANION	GSMS 2012-GCJ7 COMPANION
GSMSC 2010-C1 COMPANION	JPMCC 2007-LDP10 COMPANION	JPMCC 2007-LDP11 COMPANION
JPMC 2006-LDP9 COMPANION	JPM 2012-CIBX COMPANION	JPMBB 2013-C15 COMPANION
JPMBB 2013-C17 COMPANION	JPMCC 2013-C16 COMPANION	LB-UBS 2006-C6 COMPANION
LB UBS 2006-C7 COMPANION	LB UBS 2007-C2 COMPANION	ML-CFC 2007-7 COMPANION
MORGAN STANLEY 2007-HQ13 COMPANION	MSBAM 2013-C11 COMPANION	MSBAM 2013-C13 COMPANION
MSBAM 2013-C8 COMPANION	MSBAM 2013-C12 COMPANION	NS 2012-1 COMPANION
RBS 2010-MB1 COMPANION	WACHOVIA 2004-C15 COMPANION	WACHOVIA 2005-C20 (COMPANION)
WACHOVIA 2006-C28 COMPANION	WACHOVIA 2007-C30 COMPANION	WACHOVIA 2007-C31 COMPANION
WACHOVIA 2007-C32 COMPANION	WACHOVIA 2007-C33 COMPANION	WACHOVIA 2007-C34 COMPANION
WACHOVIA 2007-WHALE 8 NON TRUST	WFRBS 2013-C13 COMPANION	CITIGROUP 2012-GC8 COMPANION
COMM 2013-WWP COMPANION	FII F DEBT ACCT PTE LTD	LONE STAR REPO WITH WELLS FARGO
MEZZ CAP LLC (FKA CBA MEZZ)	MEZZ CAP REIT I, INC	NBS REAL ESTATE CAPITAL WAREHOUSE
SRE FW MEZZ WAREHOUSE (RIDGMAR MEZZ)	WACHOVIA GENERAL PARTICIPANT	WEST RIVER WAREHOUSE
MSDWMC 2000-F1

APPENDIX B

APPLICABLE SERVICING CRITERIA WITH RESPECT TO THE PLATFORM

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.				X

I122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)(A)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X	X

1122(d)(3)(i)(B)	(B) provide information calculated in accordance with the terms specified in the transaction agreements;				X

1122(d)(3)(i)(C)	(C) are filed with the Commission as required by its rules and regulations;				X

1122(d)(3)(i)(D)	(D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.				X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreement				X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreement or related mortgage loan documents.	X	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreement.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X(1)

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related [pool asset] documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)(A)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements	X

1122(d)(4)(x)(B)	(B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;	X

1122(d)(4)(x)(C)	(C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X		X (2)

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X		X(2)

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

(1)	There were no activities performed during the year ended December 31, 2013 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.
(2)	The vendors, CoreLogic, Inc. and National Tax Search, LLC, provided separate Reg. AB 1122(d) attestations for their tax payment activities as they relate to criteria 1122(d) (4) (xi) and (xii).